UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

TNF Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

855 N. Wolfe Street, Suite 623 Baltimore, MD	21205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 848-8698

MyMD Pharmaceuticals, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNFA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

TNF Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders on July 24, 2024 (the “Special Meeting”), at which the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (the “Share Increase Amendment”) to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 16,666,666 to 250,000,000 and to make a corresponding change to the number of authorized shares of the Company’s capital stock. Following the Special Meeting, on July 25, 2024, the Company filed the Share Increase Amendment with the Secretary of State of Delaware.

For more information about the Share Increase Amendment, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 1, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Share Increase Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on July 24, 2024. At the Company’s Special Meeting, holders of the Company’s voting securities with a total aggregate voting power of 1,624,459 votes were present in person or represented by proxy, provided, however, that holders of the Company’s Series F-1 Convertible Preferred Stock, par value $0.001 per share (the “Series F-1 Preferred Stock”) and holders of the of the Company’s Series G Convertible Preferred Stock, par value $0.001 per share (“Series G Preferred Stock”) were not entitled to vote on the Issuance Proposal (as defined below).

As of the close of business on May 24, 2024, the record date for the Special Meeting, there were (i) 2,307,632 shares of Common Stock outstanding and entitled to vote, (ii) 72,992 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) outstanding and entitled to vote, which were entitled to an aggregate of 36,496 votes, (iii) 5,000 shares of the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”) outstanding and entitled to vote, which were entitled to an aggregate of 83,042 votes, (iv) 493 shares of the Company’s Series F-1 Preferred Stock outstanding and entitled to vote (other than with respect to the Issuance Proposal (as defined herein)), which were entitled to an aggregate of 218,742 votes, and (iv) 873 shares of the Company’s Series G Preferred Stock outstanding and entitled to vote (other than with respect to the Issuance Proposal), which were entitled to an aggregate of 387,671 votes. The matters described below were submitted to a vote of the holders of the Company’s Common Stock, Series D Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock (other than the Issuance Proposal) and Series G Preferred Stock (other than the Issuance Proposal) at the Special Meeting. Each proposal is described in detail in the Proxy Statement.

1.	Authorization, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock underlying shares of Series F-1 Preferred Stock, Series G Preferred Stock and warrants issued by the Company in private placements in May 2024, in an amount equal to or in excess of 20% of the Common Stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of the Series F-1 Preferred Stock in the form of issuance of shares of Common Stock and upon the operation of anti-dilution provisions applicable to each convertible preferred stock and warrants in accordance with their terms) (the “Issuance Proposal”).

For	Against	Abstain
309,712	60,094	14,116

2.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 16,666,666 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”).

For	Against	Abstain
819,760	73,259	12,851

3.	Ratification of the appointment of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”).

For	Against	Abstain
1,536,758	78,554	9,147

4.	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Share Increase Proposal or the Auditor Ratification Proposal.

For	Against	Abstain
1,456,064	145,267	23,128

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of TNF Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNF PHARMACEUTICALS, INC.

Date: July 26, 2024	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Director